UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2006

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2006, Illumina, Inc. (the "Company") entered into Change in Control Severance Agreements (the "Agreements") with the following Company executive officers: Jay T. Flatley, the Company’s President and Chief Executive Officer, Christian O. Henry, the Company’s Vice President and Chief Financial Officer, Tristan B. Orpin, the Company’s Vice President of Worldwide Sales, John R. Stuelpnagel, the Company’s Senior Vice President and Chief Operating Officer, Arthur L. Holden, the Company’s Senior Vice President, Corporate and Market Development, and Christian G. Cabou, the Company’s Senior Vice President and General Counsel.

Pursuant to these Agreements, if a "covered termination" (as defined in the Agreements) of the executive officer’s employment occurs in connection with a "change in control" (as defined in the Agreements) of the Company, then the executive officer is generally entitled to the following benefits:

• a severance payment equal to the executive officer’s annual base salary (or, in the case of Mr. Flatley, twice the annual base salary) plus the greater of (a) the executive officer’s then-current annual target bonus or other target incentive amount and (b) the annual bonus or other incentive paid or payable to the executive officer for the most recently completed fiscal year;
• a lump sum payment of the executive officer’s earned but unpaid compensation;
• continuance, for 12 months (or, in the case of Mr. Flatley, 24 months) following termination, of certain medical and other benefits and executive perquisites;
• continuance of the executive officer’s indemnification rights and liability insurance;
• automatic vesting of the executive officer’s unvested stock options and equity or equity-based awards; and
• certain professional outplacement services.

A "covered termination" generally includes termination by the Company other than for "cause" (as defined in the Agreements) or termination by the executive officer for "good reason" (as defined in the Agreements). To constitute a "covered termination," the termination must occur within two years following the change in control or, in certain circumstances, may occur after a definitive agreement to effect a change in control is entered into but before the change in control is effected.

Payments due by the Company to the executive officer pursuant to the Agreements will not be "grossed up" to reduce or eliminate the effect of the "golden parachute" or other tax provisions of the Internal Revenue Code. Any obligation to pay such taxes remains an obligation of the executive officer. However, payments due to an executive officer pursuant to the Agreements generally will be reduced to the extent that the reduction will result in a greater after-tax benefit to the executive officer.

The above description of the Agreements is qualified in its entirety by reference to the forms of Agreements filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.33 Form of Change in Control Severance Agreement between the Registrant and Jay T. Flatley.

10.34 Form of Change in Control Severance Agreement between the Registrant and Christian O. Henry.

10.35 Form of Change in Control Severance Agreement between the Registrant and Tristan B. Orpin.

10.36 Form of Change in Control Severance Agreement between the Registrant and John R. Stuelpnagel.

10.37 Form of Change in Control Severance Agreement between the Registrant and Arthur L. Holden.

10.38 Form of Change in Control Severance Agreement between the Registrant and Christian G. Cabou.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

August 23, 2006	By:	/s/ Christian O. Henry

Name: Christian O. Henry
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.33	Form of Change in Control Severance Agreement between the Registrant and Jay T. Flatley.
10.34	Form of Change in Control Severance Agreement between the Registrant and Christian O. Henry.
10.35	Form of Change in Control Severance Agreement between the Registrant and Tristan B. Orpin.
10.36	Form of Change in Control Severance Agreement between the Registrant and John R. Stuelpnagel.
10.37	Form of Change in Control Severance Agreement between the Registrant and Arthur L. Holden.
10.38	Form of Change in Control Severance Agreement between the Registrant and Christian G. Cabou.